AMENDMENT # 1

ePlus inc., a Delaware corporation, and Elaine D. Marion (the “Executive”)(collectively, “the Parties”) have previously entered into an Employment Agreement (“the Agreement”), effective September 1, 2008.  The Parties hereby agree to this Amendment # 1 (“Amendment # 1”).

Modification of Employment Term

Paragraph 2(b) of the Agreement shall be replaced in its entirety with the following:
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(b) “Employment Term” shall be the period from September 1, 2008 through and including October 31, 2009.
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No other provision of the Agreement is affected by this Amendment # 1.

ePlus inc.	Executive

By: /s/ Philllip G. Norton	By:/s/ Elaine D. Marion
Phillip G. Norton	Elaine D. Marion
Chief Executive Officer	Chief Financial Officer
Date: August 27, 2009	Date: August 27, 2009